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77C  Proxy Voting Results  ACGIT 9/30/07 NSAR

Special meetings of shareholders were held on July 27, 2007, and August 24, 2007 to vote on the following proposals.  The proposals received the required number of votes of the American Century Government Income Trust or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal:
To elect eight Trustees to the Board of Trustees of American Century Government Income Trust (the proposal was voted on by all shareholders of funds issued by American Century Government Income Trust):


Jonathan S. Thomas         For:                  4,467,619,148
                           Withhold:                90,544,597
                           Abstain:                          0
                           Broker Non-Vote:                  0

John Freidenrich           For:                  4,463,121,891
                           Withhold:                95,041,854
                           Abstain:                          0
                           Broker Non-Vote:                  0

Ronald J. Gilson           For:                  4,465,283,403
                           Withhold:                92,880,342
                           Abstain:                          0
                           Broker Non-Vote:                  0

Kathryn A. Hall            For:                  4,465,340,375
                           Withhold:                92,823,370
                           Abstain:                          0
                           Broker Non-Vote:                  0

Peter F. Pervere           For:                  4,465,230,900
                           Withhold:                92,932,845
                           Abstain:                          0
                           Broker Non-Vote:                  0

Myron S. Scholes           For:                  4,464,439,279
                           Withhold:                93,724,466
                           Abstain:                          0
                           Broker Non-Vote:                  0

John B. Shoven             For:                  4,464,072,556
                           Withhold:                94,091,189
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jeanne D. Wohlers          For:                  4,465,684,896
                           Withhold:                92,478,849
                           Abstain:                          0
                           Broker Non-Vote:                  0

Proposal 2:

To approve a change in the fee structure of the Advisor Class. This proposal was voted on by the Advisor Class shareholders of the following funds:

                                                   Inflation-Adjusted     Short-Term
                  Ginnie Mae      Government Bond                Bond     Government
For:              47,294,544           18,360,072         151,757,502     17,340,433
Against:           3,114,423              678,639          10,219,172        216,808
Abstain:           1,014,588              650,478           7,835,232      2,163,400
Broker
Non-Vote:         16,123,898            7,522,944          47,286,570        262,987

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